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                                                                     EXHIBIT 4.4


                          SIGMATRON INTERNATIONAL, INC.
                         2000 EMPLOYEE STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Employee Stock Option Plan (the "Plan") is to enable SigmaTron International, Inc. (the "Company") and any of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) to attract and retain as employees people of initiative and ability, and to provide additional incentives to employees.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in Paragraph 7, the shares to be offered under the Plan shall consist of common stock, $0.01 par value, of the Company ("Shares"), and the total number of Shares that may be issued under the Plan shall not exceed three hundred forty-two thousand five hundred (342,500) Shares. An Option is a right to purchase Shares, subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan ("Option"). If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

         3.   EFFECTIVE DATE AND DURATION OF PLAN.

              (a) Effective Date. The Plan shall become effective on September 25, 2000, the date of its adoption by the Board of Directors of the Company (the "Effective Date"). However, no Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present at, or represented and entitled to vote at, a stockholders meeting duly held in accordance with the applicable laws of the state of Delaware, and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Options may be granted at any time after the Effective Date and before termination of the Plan.

              (b) Duration. Unless terminated earlier, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued, but in any event the Plan shall terminate on September 25, 2010, which is ten years from the earlier of the date of its adoption by the Board of Directors of the Company or the date on which the Plan is approved by the stockholders of the Company, and no Option shall be granted hereunder after termination of the Plan. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options then outstanding under the Plan. Termination shall not affect any outstanding Options.




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         4.   ADMINISTRATION. The Plan shall be administered by a committee (the
"Committee") appointed by the Board of Directors of the Company. The Committee shall be not less than two members and comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities and Exchange Act of 1934 (the "1934 Act"), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend or terminate the Plan as provided in Paragraphs 3 and 12. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction by the Committee of the provisions of the Plan, any Option granted under the Plan and any related agreement shall be final except as otherwise determined by the Board of Directors. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         5. ELIGIBILITY. Any awards may be made to employees, including employees who are officers or directors, of the Company or a subsidiary thereof; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award. The number of Shares subject to Options granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 100,000 Shares for any fiscal year in which such person serves as an Executive Officer.

         6.   OPTION GRANT.

              (a) Grant. An Optionee is an individual that has been granted an Option by the Company ("Optionee"). The Committee has the authority and discretion to grant Options under the Plan. With respect to each Option grant, and subject to the terms of the Plan, the Committee shall determine the number of Shares subject to the Option, the price at which the Option may be exercised (the "Option price"), the period of the Option, and the time or times at which the Option may be exercised. The Option price for a particular Option shall be such price as may be fixed by the Committee, but in no event less than the minimum required in order to comply with any applicable law, rule or regulation. Options shall be evidenced by written agreements, the form of which shall be approved by the Committee, which shall, among other things (i) designate the Option as either an Incentive Stock Option under Section 422 of the Code ("ISO") or a Nonqualified Stock Option ("NSO"), (ii) specify the number of Shares covered by the Option; (iii) specify the Option price, determined in accordance with Paragraph 6 hereof, for the Shares subject to the Option; (iv) specify the Option period determined in accordance with Paragraph 6 hereof; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan;


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         and (vi) contain such other terms and conditions consistent with the
         Plan as the Committee may, in its discretion, prescribe. In addition, the Committee may provide for any further restrictions or provisions in the Option which it deems appropriate. Subject to the conditions of, and within the limitations prescribed in, Paragraph 12 hereof, the Committee may cancel, modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Options shall be either ISOs or NSOs. ISOs shall meet all of the requirements of this Paragraph 6 other than Subparagraph 6(d). NSOs shall meet the requirements of Subparagraphs 6(a) and 6(c) through 6(g).

              (b) Incentive Stock Options. ISOs shall be subject to the following terms and conditions (references in this Subparagraph 6(b) to "employee" shall not include advisors or consultants; only common law employees may receive ISOs):

                   (i) ISOs may be granted under the Plan to an employee possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if the Option price is at least 110 percent of the fair market value of the Shares subject to the Option on the date it is granted, as described in Subparagraph 6(b)(iii), and the Option by its terms is not exercisable after the expiration of five years from the date it is granted.

                   (ii) Subject to Subparagraphs 6(b)(i) and 6(c), ISOs granted under the Plan shall continue in effect for the period fixed by the Committee, except than no ISO shall be exercisable after the expiration of ten years from the date it is granted.

                   (iii) The Option price per Share shall be determined by the
              Committee at the time of grant. Subject to Subparagraph 6(b)(i), the Option price shall not be less than 100 percent of the fair market value of the Shares covered by the ISO at the date the Option is granted. The fair market value shall be deemed to be the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the grant of the Option, or if such day is not a trading day, then on the immediately preceding trading day.

                   (iv) No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

                   (v) No ISO shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (i) the fair market value (determined as of the date of grant) of the Shares subject to such ISO which first become available for purchase during such calendar year plus (ii) the fair market value (determined as of the date of grant) of all Shares subject to ISOs previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000. If the Code is amended to provide for a different limitation from that set forth in this Paragraph, such different limitation shall be deemed incorporated herein effective as of the effective date of such



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              amendment and with respect to such Options as required or
              permitted by such amendment to the Code.

                   (vi) Without written notice to the Committee, an Optionee may not dispose of Shares acquired pursuant to the exercise of an ISO until after the later of (i) the second anniversary of the date on which the ISO was granted, or (ii) the first anniversary of the date on which the Shares were acquired. An Optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an ISO, including any federal, state or local withholding taxes.

                   (vii) Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

              (c) Exercise of Options. Except as provided in Subparagraph 6(f), no Option granted under the Plan to an employee may be exercised unless at the time of such exercise the Optionee is employed by the Company and shall have been so employed continuously since the date such Option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in Subparagraphs 6(f), 7 and 8, Options granted under the Plan may be exercised from time to time over the period stated in each Option in such amounts and at such times as shall be prescribed by the Committee, provided that Options shall not be exercised for fractional shares, and the election to exercise an Option shall be made in accordance with applicable federal and state laws and regulations. Unless otherwise determined by the Committee, if the Optionee does not exercise an Option in any one year with respect to the full number of Shares to which the Optionee is entitled in that year, the Optionee's rights shall be cumulative and the Optionee may purchase those Shares in any subsequent year during the term of the Option. No Option shall be exercisable after the expiration of ten years from the date it is granted.

              (d) Transferability. The Committee shall retain the authority and discretion to permit an NSO to be transferable as long as such transfers are made only to a Permitted Transferee (as herein defined); provided that (i) such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, (ii) that the NSOs transferred continue to be subject to the same terms and conditions that were applicable to the NSOs immediately prior to the transfer, and (iii) that the NSOs may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. "Permitted Transferee" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee (a "Family Member"), any person sharing the Optionee's household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent of the beneficial or voting interests. In the event of the Optionee's death, the NSO may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any person who acquires the right to exercise the NSO



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         by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the NSO unless and until certificates for those Shares are issued to such person. A Permitted Transferee may not subsequently transfer an NSO. The designation of a beneficiary shall not constitute a transfer.

              (e) Vesting. Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting. Reference to "Option" in this Plan means all vested and non-vested Options unless otherwise specifically stated.

              (f)  Termination of Employment or Death.

                   (i)   With respect to ISOs:

                   (A) If the employment of an employee is terminated, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option agreement, by such employee at any time prior to the expiration date of such Option or within three months after the date of termination of employment, whichever is the shorter period.

                   (B) Notwithstanding the provisions of Subparagraph 6(f)(i)(A), and unless the Board of the Directors of the Company determines otherwise, if the employee's employment is terminated because of a disability described in Section 422(c)(6) of the Code ("Disability"), any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the Option agreement, by such employee at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period.

                   (C) Notwithstanding the provisions of Subparagraph 6(f)(i)(A), if the employee dies while employed by the Company, any then outstanding Options held by such employee to the extent vested on the date of death shall be exercisable, in accordance with the provisions of the Option agreement, by the duly appointed representative of the employee's estate at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

                   (ii)     If a termination under Subparagraph 6(f)(i)(B) or
              (C) occurs, any unvested portion of the Option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares which become fully vested under an ISO exceed $100,000, such excess shall be treated as stock subject to an NSO. For purposes of the $100,000 limitation, the fair market value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares, with fair market value to be determined in accordance with Subparagraph 6(b)(iii). If the Code is amended to provide for a limitation different from the one set forth in this Paragraph, such different limitation shall be deemed incorporated


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              herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

                   (iii)  With respect to NSOs:

                   (A) If the employment of an Optionee is terminated "for cause," then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the unexercised, vested portion of any then outstanding Options held by such Optionee shall be exercisable (to the extent then exercisable), by the Optionee or Permitted Transferee (defined in
              Section 6(d)) at any time prior to the expiration date or within three months after the date of termination of employment, whichever is the shorter period. A termination "for cause" means any termination due to (i) conviction of a felony; (ii) Optionee's refusal, after at least 30 days advance written notice from the Company's Board of Directors, to carry out a direct order of the Board of Directors (other than an order to relocate Optionee more than 25 miles from his place of employment); or (iii) a finding by the Board of Directors that Optionee has defrauded the Company or any affiliate of the Company.

                   (B) If the employment of an Optionee is terminated by the Company, but such termination is not "for cause," as defined above, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the vested portion of any then outstanding Options held by such Optionee shall continue in effect after the Optionee's termination of employment under the terms of the Option. This subparagraph shall also apply to an Optionee who voluntarily terminates employment with the Company.

                   (C) If the employment of Optionee is terminated because of the death or permanent disability (as described in Section 422
              (c)(6) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Optionee when employed, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately vested and the unexercised vested portion of any then outstanding Options held by such Optionee at the time of death shall be exercisable in full (including the portion which, but for this provision, would not be exercisable) by the person or persons entitled to do so under the will of the Optionee, or if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Optionee or by a permitted transferee, at any time prior to the expiration date of such Option.

                   (iv) For all Options issued hereunder, to the extent that the Option of any deceased Optionee or any Optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

              (g) Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of the Optionee's intention to exercise, specifying the number of Options the Optionee desires to exercise and the date on which the Optionee desires to


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         complete the transaction, and such other documentation as may be required by the Company. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an Option, the Optionee must have paid the Company the full purchase price of such Shares in cash or by check, or, with the consent of the Committee, in whole or in part, by tendering to the Company the number of Shares valued at fair market value equal to the Options to be exercised. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. The fair market value of the Shares provided in payment of the Option price shall be deemed to be the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the exercise of the Option, or if such day is not a trading day, then on the immediately preceding trading day. No Shares shall be issued until full payment therefor has been made. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed. With the consent of the Committee, an Optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a Option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the Options. If the Company is required to withhold on account of any present or future tax imposed as a result of an exercise, the Committee shall have the sole discretion to determine whether such withholding shall be satisfied by a cash payment from Optionee or by withholding Shares having a fair market value equal to the amount of the required withholding. (Fair market value shall be determined using the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the shares as shall be specified by the Committee on the day prior to the date the amount of withholding is determined.) However, no such withholding of Shares shall occur until the Company has been subject to the requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise of the Option, and the Company regularly releases its quarterly and annual summary statements of sales and earnings for publication. Such exercise may include a cashless exercise if the Options are tendered to a broker in exchange for the number of Shares the fair market value of which is equal to the aggregate difference between the Option price and the fair market value of the Options so tendered.

         7. CHANGES IN CAPITAL STRUCTURE. If any change is made in the Shares subject to the Plan or subject to the Options granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in Shares or otherwise), adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make such adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable to the end that the Optionee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or in exchange for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to


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

effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

         8.   SPECIAL ACCELERATION IN CERTAIN EVENTS.

              (a) Notwithstanding any other provisions of the Plan, upon the occurrence of any of the following events (each, a "Corporate Transaction"):

                   (i) any consolidation, merger, plan of exchange, or transaction involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Shares immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger, or

                   (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                   (iii) a "person" within the meaning of Section 13(d) of the
              1934 Act (other than the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, or the first day on which shares of the Company's common stock are purchased pursuant to a tender offer or exchange offer, all Options shall vest and become fully exercisable as to all of the Shares subject to the Options as of the date thirty (30) days prior to the date of the Corporate Transaction. The exercise or vesting of any Option and any Shares acquired upon the exercise thereof that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Corporate Transaction. Any Options that are not exercised as of the date of the Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction.

              (c) Other than upon the occurrence of any of the events described in this Paragraph 8, the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual Option and to permit any Option not theretofore exercisable to become immediately exercisable.

         9. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing Options, issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange,



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

acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         10. ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. An Insider is an officer or a director of the Company or any other person whose transactions in Shares are subject to Section 16 of the 1934 Act.

         11. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board of Directors or officers or employees of the Company, any director, officer or employee of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's own expense to handle and defend same.

         12. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors at any time, and from time to time, may amend or terminate the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Paragraphs 6(f), 7 and 8, however, no change in an award already granted shall be made without the written consent of the holder of such award (unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule), and no amendment or termination shall be made which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the 1934 Act, Section 422 of the Code or any other regulatory requirements. Notwithstanding the immediately foregoing, no amendment of the Plan which increases the aggregate number of Shares available under the Plan except to reflect events described in Paragraph 7 hereof, changes the class of employees eligible to participate in the Plan, extends the term of the Plan, or reduces the minimum permissible exercise price of an Option under the Plan that is approved by the Board of Directors shall be effective unless, within 12 months of the date of adoption of such amendment, the amendment is approved by the stockholders of the Company.

         13. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the Company's shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Options


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

or Shares under the Plan if such issuance or delivery would violate applicable state or federal securities law, or any other state or federal law or regulation.

         14. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or shall interfere in any way with the right of the Company to terminate an employee's employment at any time, for any reason, with or without cause, or to increase or decrease an employee's compensation or benefits or to alter the terms of employment.

         15. RIGHTS AS A STOCKHOLDER. The recipient of any award under the Plan shall have no rights as a stockholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         16. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

         17.  MISCELLANEOUS.

         (a) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (b) The Committee shall condition any grant of any Option under the Plan upon the recipient's execution and delivery to the Company of an agreement not to compete with the Company during the recipient's employment with the Company and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

         IN WITNESS WHEREOF, this Plan is executed this 25th day of September, 2000 to be effective as of the Effective Date.

                                           SIGMATRON INTERNATIONAL, INC., a
                                           Delaware corporation

                                           BY:  /s/ Gary R. Fairhead
                                              ----------------------------------
                                           Gary R. Fairhead, President and CEO



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